Exhibit 99.3
TechTarget, Inc.
Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 6, 2007, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among TechTarget, Inc., a Delaware corporation ("TechTarget"), Catapult Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the “Merger Sub”), and KnowledgeStorm, Inc., a Delaware corporation (“KnowledgeStorm”), the Registrant acquired all of the outstanding capital stock of KnowledgeStorm and the Merger Sub merged with and into KnowledgeStorm, with KnowledgeStorm surviving as a wholly-owned subsidiary of TechTarget (the “Merger”).

Pursuant to the Merger Agreement, TechTarget paid an aggregate purchase price of approximately $58 million, consisting of approximately $52 million in cash and 359,820 shares of TechTarget's common stock valued at $6.0 million, less the sum of the certain transaction expenses, and existing debt obligations, for all of the outstanding capital stock of KnowledgeStorm. Each outstanding option and warrant to purchase KnowledgeStorm’s stock was either terminated and/or cancelled and converted automatically into the right to receive the applicable consideration provided pursuant to the Merger Agreement.

Pursuant to the Merger Agreement, TechTarget deposited the 359,820 shares issued as part of the consideration for KnowledgeStorm’s outstanding capital stock (the “Escrow Shares”) into escrow to secure certain indemnification and other payments under the terms of the Merger Agreement. The Escrow Shares shall be released, absent any claims allowing for reduction of the amount of Escrow Shares held in escrow, on the dates that are six months, one year and eighteen months following November 6, 2007 in amounts equal to (i) in the case of the first release date, 35.834% of the Escrow Shares, (ii) in the case of the second release date, 59.741% of the Escrow Shares and (iii) in the case of the final release date, all of the Escrow Shares held in escrow on such date.

The following unaudited pro forma combined statements of operations combine the statement of operations data for TechTarget and KnowledgeStorm for the year ended December 31, 2006 and for the nine months ended September 30, 2007 as if the acquisition had been completed on January 1, 2006.  The following unaudited pro forma combined balance sheet combines balance sheet data for TechTarget and KnowledgeStorm as of September 30, 2007 as if the acquisition had been completed on September 30, 2007. The pro forma financial information is based upon the historical consolidated financial statements of TechTarget and KnowledgeStorm and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.  The unaudited pro forma combined financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these pro forma financial statements and are subject to change upon a final determination of fair value.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of TechTarget that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of TechTarget at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of TechTarget and KnowledgeStorm or costs that may be incurred in integrating the two companies. The unaudited pro forma combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in the Company’s Registration Statement on Form S-1 (File No. 333-140503), which is on file with the SEC, and TechTarget’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, each of which is incorporated herein by reference, and the historical financial statements and related notes of KnowledgeStorm included in this Form 8-K/A.

Exhibit 99.3

TechTarget, Inc.
Unaudited Pro Forma Combined Balance Sheet
as of September 30, 2007
(In thousands)

	Historical		Pro forma		Pro forma
	TechTarget	KnowledgeStorm	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$20,769	$217	$2,059	A, C	$23,045
Short-term investments	87,901	-	(51,730)	A	36,171
Accounts receivable, net of allowance for doubtful accounts	12,419	2,243	(1,008)	A, C	13,654
Prepaid expenses and other current assets	3,459	159	(27)	A, C	3,591
Deferred tax assets	735	-	2,454	A, G	3,189
Total current assets	125,283	2,619	(48,252)		79,650

Property and equipment, net	3,769	806	(24)	A, C	4,551
Goodwill	43,225	-	45,440	A, B	88,665
Intangible assets, net of accumulated amortization	12,087	-	11,280	A, B	23,367
Other assets	105	39	-		144
Deferred tax assets	1,834	-	(523)	A, G	1,311

Total assets	$186,303	$3,464	$7,921		$197,688

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Current portion of bank term loan payable	$3,000	$2,094	$(2,076)	A, C	$3,018
Accounts payable	3,121	331	(98)	A, C	3,354
Accrued expenses and other current liabilities	3,338	710	3,324	A, C	7,372
Deferred revenue	5,590	2,338	(1,495)	A, C	6,433
Total current liabilities	15,049	5,473	(345)		20,177

Long-term liabilities:
Other liabilities	458	258	(1)	A, C	715
Bank term loan payable, net of current portion	3,750	125	(125)	A, C	3,750
Total liabilities	19,257	5,856	(471)		24,642

Preferred stock	-	25,985	(25,985)	D	-

Stockholders' equity (deficit):
Common stock	41	1	(1)	D	41
Additional paid-in capital	199,689	6,336	(336)	A, D	205,689
Warrants	55	-	-		55
Accumulated other comprehensive loss	(70)	-	-		(70)
Accumulated deficit	(32,669)	(34,714)	34,714	D	(32,669)
Total stockholders' equity (deficit)	167,046	(28,377)	34,377		173,046

Total liabilities and stockholders' equity (deficit)	$186,303	$3,464	$7,921		$197,688

See accompanying notes to the unaudited pro forma financial information.

Exhibit 99.3

TechTarget, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2006
(In thousands, except per share amounts)

	Historical		Pro forma		Pro forma
	TechTarget	KnowledgeStorm	Adjustments		Combined

Revenues:
Online	$51,176	$17,780	$(1,751)	E	$67,205
Events	19,708	-	-		19,708
Print	8,128	-	-		8,128
Total revenues	79,012	17,780	(1,751)		95,041

Cost of revenues:
Online (1)	12,988	2,733	-		15,721
Events (1)	6,493	-	-		6,493
Print (1)	5,339	-	-		5,339
Total cost of revenues	24,820	2,733	-		27,553

Gross profit	54,192	15,047	(1,751)		67,488

Operating expenses:
Selling and marketing (1)	20,305	7,679	261	F	28,245
Product development (1)	6,295	2,970	-		9,265
General and administrative (1)	8,756	4,508	-		13,264
Depreciation	1,144	389	-		1,533
Amortization of intangible assets	5,029	-	2,602	B	7,631
Total operating expenses	41,529	15,546	2,863		59,938

Operating income (loss)	12,663	(499)	(4,614)		7,550

Interest income (expense):
Interest income	1,613	22	(1,635)	H	-
Interest expense	(1,292)	(104)	(720)	H	(2,116)
Total interest income (expense)	321	(82)	(2,355)		(2,116)

Income before provision for (benefit from) income taxes	12,984	(581)	(6,969)		5,434

Provision for (benefit from) income taxes	5,811	-	(3,379)	G	2,432

Net income (loss)	$7,173	$(581)	$(3,590)		$3,002

Net income (loss) per common share:
Basic	$(0.46)				$(0.95)
Diluted	$(0.46)				$(0.95)

Weighted average common shares outstanding:
Basic	7,824		360		8,184
Diluted	7,824		360		8,184

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	87	-	-		87
Cost of events revenue	31	-	-		31
Cost of print revenue	12	-	-		12
Selling and marketing	606	-	261		867
Product development	90	-	-		90
General and administrative	424	4	-		428

See accompanying notes to the unaudited pro forma financial information.

Exhibit 99.3

TechTarget, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2007
(In thousands, except per share amounts)

	Historical		Pro forma		Pro forma
	TechTarget	KnowledgeStorm	Adjustments		Combined

Revenues:
Online	$44,726	$13,304	$-		$58,030
Events	16,201	-	-		16,201
Print	5,323	-	-		5,323
Total revenues	66,250	13,304	-		79,554

Cost of revenues:
Online (1)	11,194	2,246	-		13,440
Events (1)	6,065	-	-		6,065
Print (1)	2,990	-	-		2,990
Total cost of revenues	20,249	2,246	-		22,495

Gross profit	46,001	11,058	-		57,059

Operating expenses:
Selling and marketing (1)	19,811	6,106	195	F	26,112
Product development (1)	5,021	2,319	-		7,340
General and administrative (1)	8,917	3,167	-		12,084
Depreciation	1,095	271	-		1,366
Amortization of intangible assets	2,971	0	1,224	B	4,195
Total operating expenses	37,815	11,863	1,419		51,097

Operating income (loss)	8,186	(805)	(1,419)		5,962

Interest income (expense):
Interest income	2,058	-	(2,058)	H	-
Interest expense	(851)	(131)	(540)	H	(1,522)
Total interest income (expense)	1,207	(131)	(2,598)		(1,522)

Income (loss) before provision for (benefit from) income taxes	9,393	(936)	(4,017)		4,440

Provision for (benefit from) income taxes	4,820	-	(2,542)	G	2,278

Net income (loss)	$4,573	$(936)	$(1,476)		$2,161

Net income (loss) per common share:
Basic	$0.03				$(0.07)
Diluted	$0.02				$(0.07)

Weighted average common shares outstanding:
Basic	24,282		375		24,657
Diluted	27,185		(2,528)		24,657

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	156	-	-		156
Cost of events revenue	43	-	-		43
Cost of print revenue	18	-	-		18
Selling and marketing	2,054	-	195		2,249
Product development	230	-	-		230
General and administrative	1,421	7	-		1,428

See accompanying notes to the unaudited pro forma financial information.

Exhibit 99.3

TechTarget, Inc.
Notes to Unaudited Pro Forma Financial Information
(in thousands)

1.  Reclassifications

Certain balances for the historical statements of operations of KnowledgeStorm, Inc. for the year ended December 31, 2006 and the nine months ended September 30, 2007 have been reclassfied to conform to TechTarget's financial statement presentation.
2.  Acquisition of KnowledgeStorm, Inc.

(A)
The estimated purchase price of KnowledgeStorm, Inc. for purposes of preparing these unaudited pro forma combined financial statements is $57.9 million, including $51.7 million in cash, $6.0 million in common stock and $224,000 in transaction-related costs. The allocation of the purchase price and the purchase price accounting is based upon preliminary estimates of the assets and liabilities acquired on November 6, 2007 in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.

The purchase price paid for KnowledgeStorm is as follows:

Cash paid	$51,730
Common stock issued	6,000
Transaction costs	224

Total purchase price	$57,954

The allocation of the purchase price is estimated as follows:

Cash	$2,813
Accounts receivable	1,235
Prepaid expenses and other current assets	132
Property and equipment	782
Other assets	39
Accounts payable	(233)
Accrued expenses and other current liabilities	(4,366)
Deferred revenue	(843)
Other liabilities	(257)
Deferred tax asset - current	2,455
Deferred tax asset - non-current	(523)
Identified intangible assets	11,280
Goodwill	45,440

Total purchase price	$57,954

Exhibit 99.3
TechTarget, Inc.
Notes to Unaudited Pro Forma Financial Information
(in thousands)

2.  Acquisition of KnowledgeStorm, Inc. - Continued

(B)	To record pro forma amortization of intangible assets resulting from TechTarget’s acquisition of KnowledgeStorm from the beginning of the period presented over their estimated useful lives as follows:

	Intangible Asset	Estimated Useful Life (years)	Amortization Expense Year Ended December 31, 2006	Amortization Expense Nine Months Ended September 30, 2007
Customer contracts and related customer relationships	$6,100	1 - 9	$1,513	$430
Trade name	1,100	7	157	118
Member database and other intangible assets	4,080	1 - 5	932	677
Total	$11,280		$2,602	$1,224

(C)	Adjustment to certain assets and liabilities reflect changes in the balances from September 30, 2007 to the date of acquisition, November 6, 2007.

Cash	$2,596
Accounts receivable	$(1,008)
Prepaid expenses and other current assets	$(27)
Property and equipment	$(24)
Accounts payable	$(98)
Accrued expenses and other current liabilities	$2,889
Deferred revenue	$(745)
Other liabilities	$(1)
Bank term loan	$(2,201)

The following table reflects the adjustments to record the difference between the preliminary fair value and the historical amount of KnowledgeStorm’s deferred revenue (see (E) below):

	KnowledgeStorm	Net	Preliminary
	Historical	Adjustment	Fair Value

Deferred revenue	$2,338	$(1,495)	$843

Exhibit 99.3
TechTarget, Inc.
Notes to Unaudited Pro Forma Financial Information
(in thousands)

2.  Acquisition of KnowledgeStorm, Inc. - Continued

(D)	Adjustment reflects the elimination of the historical stockholders’ deficit of KnowledgeStorm.

(E)
Adjustment of $1,751 for the year ended December 31, 2006 represents the net reduction in online revenue associated with the difference between the preliminary fair value and the historical amount of deferred revenue at the beginning of the period. The preliminary fair values represent amounts equivalent to the estimated cost plus an appropriate profit margin to perform services related to KnowledgeStorm’s advertising contracts based on the deferred revenue balances of KnowledgeStorm.

(F)	Adjustment reflects stock-based employee compensation expense for 45,000 restricted stock awards granted to two KnowledgeStorm employees as part of the acquisition.

(G)
Adjustments reflect the effect of the acquisition on the provision for income taxes as if TechTarget’s effective tax rate of 44.8% for the year ended December 31, 2006 and 51.3% for the nine months ended September 30, 2007 were applied to the pro forma combined pre-tax income.

(H)
Adjustment to record interest expense on additional bank term loan borrowings that would have been needed to complete the acquisition on January 1, 2006 using an assumed average interest rate of 6.50% for the twelve months ended December 31, 2006 and the nine months ended September 30, 2007.

Adjustment to eliminate interest income from TechTarget's statement of operations for cash used in the acquisition and not available for investment during the period.